Exhibit 99.1

Babcock & Wilcox Announces Second Quarter 2014 Results

- Solid International and Renewables Bookings in Power Generation Segment

- Continued Strong Operating Performance by Nuclear Operations Segment

- Year-to-Date Share Repurchases Total $100 Million

CHARLOTTE, N.C.--(BUSINESS WIRE)--August 6, 2014--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported second quarter 2014 revenues of $686.0 million, a decrease of $200.1 million, or 22.6%, from the second quarter of 2013. GAAP earnings per share for the second quarter of 2014 were $0.24 compared to $0.65 in the second quarter of 2013. Adjusted earnings per share, which excludes a $0.20 per share impact of restructuring and acquisition-related transaction costs for the quarter, were $0.44 compared to $0.72 in the second quarter of 2013.

“Our Nuclear Operations segment continues to produce strong and steady operating performance. In addition, we delivered significantly improved bookings this quarter in our Power Generation segment, particularly in international and renewables projects, which has been an area of strategic focus. Looking forward, we have a number of solid opportunities in the pipeline and expect to be able to announce additional major contract awards in the coming months. Our success in the international marketplace together with completion of the MEGTEC acquisition are important elements of Power Generation’s strategy to expand geographically and provide diversification from our historic reliance on the U.S. coal market,” said E. James Ferland, President and Chief Executive Officer. “Further, as promised, mPower development spending has been reduced to an annual rate of $15 million giving us the ability to develop the core technology while continuing to pursue strategic investors.”

During the second quarter of 2014, the Company repurchased 2.6 million shares of its common stock at a total cost of $84.0 million. During the first six months of 2014, the Company repurchased 3.1 million shares of its common stock at a total cost of $99.7 million. Through June 30, 2014, the Company had repurchased a total of 12.6 million shares at a cost of $353.4 million leaving $396.6 million of capacity remaining under its previously announced $750 million share repurchase authorizations.

Results of Operations

Consolidated revenues for the second quarter of 2014 were $686.0 million, a decrease of $200.1 million, or 22.6%, from the second quarter of 2013. Revenues in the Power Generation segment decreased 30.5%, or $143.8 million, to $327.4 million in the three months ended June 30, 2014, compared to $471.2 million in the second quarter of 2013. The decrease reflects a $70.5 million decline in new build environmental equipment revenue driven by the completion of scrubber projects underway last year and reduced utility spending in 2014, a $49.5 million decrease in aftermarket services revenue principally due to a large boiler retrofit project that was completed last year and reduced utility spending, and a $27.5 million decrease in new build steam generation systems revenue largely attributable to the timing of renewable energy projects. The Nuclear Operations segment revenues decreased 11.4%, or $37.6 million, to $293.4 million, compared to the corresponding period in 2013, primarily due to the timing of long lead time material purchases related to the manufacturing of nuclear components for U.S. Government programs that led to higher revenues in the prior period. Revenues from the Nuclear Energy segment were $44.9 million compared to $63.2 million in the second quarter of 2013, a decrease of $18.3 million, primarily attributable to the completion and delivery of two large steam generators that were ongoing in the prior year period.

GAAP operating income for the second quarter of 2014 was $35.1 million, a decrease of $63.6 million compared to $98.7 million in the same period of 2013. The mPower segment reported a $31.9 million operating loss in the second quarter of 2014 compared to a $1.1 million loss in the corresponding period in 2013, primarily due to a cost-share catch-up payment in the second quarter of 2013 in combination with cost-share expenditures incurred during the mPower slow-down that have not been reimbursed. For the three months ended June 30, 2014, operating income in each of the Power Generation, Nuclear Operations and Nuclear Energy segments was lower than in the prior year quarter, primarily attributable to lower revenue as discussed above.

Operating income for the second quarter of 2014 includes $10.4 million of special charges for restructuring activities related to the continued execution of our cost reduction efforts primarily in the Power Generation and Nuclear Energy segments, $21.3 million of costs related to the restructuring of the mPower program, and $1.5 million of transaction costs attributable to the MEGTEC acquisition. Excluding these charges, adjusted operating income for the second quarter of 2014 was $68.3 million compared to adjusted operating income of $110.9 million in the second quarter of 2013.

“2014 is a transitional year for B&W. We remain focused on addressing the near-term challenges while growing and strengthening the Company for the future,” said Ferland. “The decline in Power Generation revenue this quarter and this year is primarily the result of a reduction in coal-related environmental and service projects due to continuing regulatory uncertainty and lower capital spending by our utility customers. Our cost reduction programs are on track and the momentum we have in the international and renewable markets positions us well for 2015 and beyond. While we expect to realize sequential improvement in Power Generation sales and earnings, the sharp reduction we’ve seen in utility spending on U.S. environmental and service projects will be difficult to overcome for the balance of the year. As a result we are revising 2014 guidance, but are confident we will produce significantly improved results in 2015. ”

Revised Outlook

The Company is narrowing its guidance for 2014 consolidated revenues to between $2.9 billion and $3.0 billion from the previous range of $2.9 billion to $3.1 billion. Guidance for adjusted earnings per share for the full year 2014 is being lowered to between $1.70 and $1.85 from the previous range of $2.00 and $2.20. Adjusted earnings per share exclude any mark-to-market adjustment for pension and post-retirement benefits, acquisition-related transaction costs, and restructuring charges.

Liquidity and Debt

The Company’s cash and investments position, net of restricted cash, was $224.7 million at the end of the second quarter of 2014, a decrease of $136.6 million compared to $361.3 million as of December 31, 2013. Second quarter 2014 cash flow included a net use of cash from investing activities of $146.3 million, primarily attributable to the acquisition of MEGTEC. During the quarter, the Company repurchased common shares totaling $84.0 million, paid dividends of $11.1 million, and contributed $19.5 million to its pension plans.

On June 24, 2014, the Company announced it had entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) that provides for revolving credit borrowings and issuances of letters of credit in an aggregate amount of $1.0 billion and a term loan facility of up to $300 million, $150 million of which was drawn on the closing date to fund the MEGTEC acquisition. The remaining $150 million commitment for the term loan remains available until December 31, 2014 if it is not drawn before then. As of June 30, 2014, outstanding balances under the New Credit Agreement included the $150.0 million term loan, $113.8 million borrowed under the revolving credit facility, and letters of credit issued under the revolving credit facility totaling $173.0 million, resulting in $863.2 million of availability as of the end of the second quarter.

Quarterly Dividend

On August 5, 2014, the Company declared a quarterly cash dividend of $0.10 per common share. The dividend will be payable on September 10, 2014 to shareholders of record on August 20, 2014.

Conference Call to Discuss Second Quarter 2014 Results

Date:	Thursday, August 7, 2014, at 8:30 a.m. EDT
Live Webcast:	Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to additional contract awards, expected Power Generation sales and earnings, our 2014 outlook and 2015 results. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties, including, among other things, our ability to achieve bookings in our business segments, adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see B&W’s filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 11,000 people, in addition to joint venture employees throughout the world. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

EXHIBITS TO FOLLOW

EXHIBIT 1

THE BABCOCK & WILCOX COMPANY
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE

	Three Months Ended June 30, 2014
		mPower		Megtec
	GAAP	Restructuring	GCI Impact	Acquisition	Non-GAAP
Operating Income	$35.1	$21.3	$10.4	$1.5	$68.3
Other Income / (Expense)	(0.2)	-	-	-	(0.2)
Provision for Income Taxes	(11.5)	(7.2)	(3.5)	(0.5)	(22.8)
Net Income	23.5	14.1	6.9	1.0	45.4
Net Loss (Income) Attributable to Non-Controlling Interest	2.9	-	-	-	2.9
Net Income Attributable to The Babcock & Wilcox Company	$26.4	$14.1	$6.9	$1.0	$48.4

Diluted Earnings per Common Share	$0.24	$0.13	$0.06	$0.01	$0.44
Effective Tax Rate	32.8%				33.4%

	Three Months Ended June 30, 2013
		mPower		Megtec
	GAAP	Restructuring	GCI Impact	Acquisition	Non-GAAP
Operating Income	$98.7	$-	$12.2	$-	$110.9
Other Income / (Expense)	0.5	-	-	-	0.5
Provision for Income Taxes	(29.5)	-	(4.1)	-	(33.6)
Net Income	69.7	-	8.1	-	77.8
Net Loss (Income) Attributable to Non-Controlling Interest	3.2	-	-	-	3.2
Net Income Attributable to The Babcock & Wilcox Company	$72.9	$-	$8.1	$-	$81.0

Diluted Earnings per Common Share	$0.65	$-	$0.07	$-	$0.72
Effective Tax Rate	29.8%				30.2%

	Six Months Ended June 30, 2014
		mPower		Megtec
	GAAP	Restructuring	GCI Impact	Acquisition	Non-GAAP
Operating Income	$88.8	$22.1	$12.3	$1.5	$124.7
Other Income / (Expense)	0.7	-	-	-	0.7
Provision for Income Taxes	(24.8)	(7.5)	(4.2)	(0.5)	(37.0)
Net Income	64.6	14.6	8.1	1.0	88.4
Net Loss (Income) Attributable to Non-Controlling Interest	6.8	-	-	-	6.8
Net Income Attributable to The Babcock & Wilcox Company	$71.5	$14.6	$8.1	$1.0	$95.2

Diluted Earnings per Common Share	$0.65	$0.13	$0.07	$0.01	$0.86
Effective Tax Rate	27.7%				29.5%

	Six Months Ended June 30, 2013
		mPower		Megtec
	GAAP	Restructuring	GCI Impact	Acquisition	Non-GAAP
Operating Income	$158.9	$-	$20.7	$-	$179.6
Other Income / (Expense)	1.5	-	-	-	1.5
Provision for Income Taxes	(45.8)	-	(7.0)	-	(52.8)
Net Income	114.6	-	13.7	-	128.3
Net Loss (Income) Attributable to Non-Controlling Interest	5.5	-	-	-	5.5
Net Income Attributable to The Babcock & Wilcox Company	$120.0	$-	$13.7	$-	$133.7

Diluted Earnings per Common Share	$1.06	$-	$0.12	$-	$1.18
Effective Tax Rate	28.6%				29.2%

*Totals may not foot due to rounding.

B&W is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. B&W believes the non-GAAP measures provide meaningful insight in the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding B&W’s ongoing operations.

EXHIBIT 2

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2014	2013
	(Unaudited)
	(In thousands)

Current Assets:
Cash and cash equivalents	$215,918	$346,116
Restricted cash and cash equivalents	39,660	45,945
Investments	4,249	10,748
Accounts receivable – trade, net	381,761	360,323
Accounts receivable – other	64,325	45,480
Contracts in progress	341,019	370,820
Inventories	112,971	113,058
Deferred income taxes	99,123	97,170
Other current assets	70,645	47,764

Total Current Assets	1,329,671	1,437,424

Property, Plant and Equipment	1,178,357	1,126,683
Less accumulated depreciation	708,789	679,604

Net Property, Plant and Equipment	469,568	447,079

Investments	4,503	4,426

Goodwill	396,829	281,708

Deferred Income Taxes	96,811	127,076

Investments in Unconsolidated Affiliates	158,927	184,831

Intangible Assets	119,852	81,521

Other Assets	49,892	45,088

TOTAL	$2,626,053	$2,609,153

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2014	2013
	(Unaudited)
	(In thousands, except share and per share amounts)

Current Liabilities:
Notes payable and current maturities of long-term debt	$7,447	$4,671
Accounts payable	199,860	319,774
Accrued employee benefits	98,135	163,833
Accrued liabilities – other	79,164	58,192
Advance billings on contracts	244,257	317,771
Accrued warranty expense	58,825	56,436
Income taxes payable	8,000	6,551

Total Current Liabilities	695,688	927,228

Long-Term Debt	260,050	225

Accumulated Postretirement Benefit Obligation	47,411	43,194

Environmental Liabilities	55,342	53,391

Pension Liability	376,159	336,878

Other Liabilities	54,408	65,296

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 121,287,860 and 120,536,910 shares at June 30, 2014 and December 31, 2013, respectively	1,213	1,205
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares;
No shares issued	-	-
Capital in excess of par value	764,668	747,189
Retained earnings	706,162	656,916
Treasury stock at cost, 13,728,384 and 10,068,731 shares at June 30, 2014 and December 31, 2013, respectively	(373,776)	(268,971)
Accumulated other comprehensive income	21,892	28,348
Stockholders’ Equity – The Babcock & Wilcox Company	1,120,159	1,164,687
Noncontrolling interest	16,836	18,254
Total Stockholders’ Equity	1,136,995	1,182,941

TOTAL	$2,626,053	$2,609,153

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands, except share and per share amounts)

Revenues	$686,006	$886,136	$1,348,023	$1,691,559

Costs and Expenses:
Cost of operations	512,308	686,043	1,014,615	1,305,740
Research and development costs	30,918	837	54,914	29,183
Losses on asset disposals and impairments, net	1,457	156	1,457	87
Selling, general and administrative expenses	101,918	106,937	196,603	210,537
Special charges for restructuring activities	17,470	12,232	20,128	20,655
Total Costs and Expenses	664,071	806,205	1,287,717	1,566,202

Equity in Income of Investees	13,183	18,775	28,452	33,562

Operating Income	35,118	98,706	88,758	158,919

Other Income (Expense):
Interest income	190	323	609	655
Interest expense	(921)	(789)	(1,820)	(1,607)
Other – net	580	1,005	1,902	2,411
Total Other Income (Expense)	(151)	539	691	1,459

Income before Provision for Income Taxes	34,967	99,245	89,449	160,378

Provision for Income Taxes	11,475	29,544	24,803	45,801

Net Income	$23,492	$69,701	$64,646	$114,577

Net Loss Attributable to Noncontrolling Interest	2,945	3,169	6,835	5,467

Net Income Attributable to The Babcock & Wilcox Company	$26,437	$72,870	$71,481	$120,044

Earnings per Common Share:
Basic:
Net Income Attributable to The Babcock & Wilcox Company	$0.24	$0.65	$0.65	$1.06
Diluted:
Net Income Attributable to The Babcock & Wilcox Company	$0.24	$0.65	$0.65	$1.06

Shares used in the computation of earnings per share:
Basic	109,766,237	111,898,819	110,102,826	112,998,066
Diluted	110,116,630	112,662,563	110,501,337	113,699,859

THE BABCOCK & WILCOX COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30,
	2014	2013
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:	(In thousands)
Net Income	$64,646	$114,577
Non-cash items included in net income:
Depreciation and amortization	35,053	33,856
Income of investees, net of dividends	(8,517)	(18,824)
Losses on asset disposals and impairments	1,457	87
In-kind research and development costs	5,830	7,369
Recognition of losses for pension and postretirement plans	1,189	1,511
Stock-based compensation expense	7,411	9,076
Excess tax benefits from stock-based compensation	(552)	(3)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(6,635)	(37,429)
Accounts payable	(129,471)	5,972
Contracts in progress and advance billings on contracts	(52,142)	(81,571)
Inventories	5,666	11,608
Income taxes	(7,890)	4,067
Accrued and other current liabilities	2,674	9,541
Pension liability, accrued postretirement benefit obligation and employee benefits	(35,671)	(44,056)
Other, net	9,250	(4,005)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(107,702)	11,776
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease in restricted cash and cash equivalents	6,285	12,680
Purchases of property, plant and equipment	(37,822)	(33,433)
Acquisition of business, net of cash acquired	(127,098)	-
Purchase of intangible assets	(722)	(2,200)
Purchases of available-for-sale securities	(21,225)	(72,156)
Sales and maturities of available-for-sale securities	27,802	91,749
Proceeds from asset disposals	10	454
Investment in equity and cost method investees	(4,900)	(2,913)
NET CASH USED IN INVESTING ACTIVITIES	(157,670)	(5,819)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowing and long-term debt	(1,815)	(104)
Increase in short-term borrowing	733	651
Borrowings under Credit Agreement	562,300	-
Repayments under Credit Agreement	(298,500)	-
Payment of debt issuance costs	(4,929)	-
Repurchase of common shares	(99,742)	(125,829)
Dividends paid to common shareholders	(22,103)	(18,142)
Exercise of stock options	3,463	1,888
Excess tax benefits from stock-based compensation	552	3
Other	(409)	(326)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	139,550	(141,859)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	(4,376)	(5,440)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(130,198)	(141,342)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	346,116	383,547
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$215,918	$242,205
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes (net of refunds)	$28,099	$38,851
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$3,938	$3,445

THE BABCOCK & WILCOX COMPANY
BUSINESS SEGMENT INFORMATION

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(Unaudited)
	(In thousands)
REVENUES:
Power Generation	$327,379	$471,191	$639,457	$932,654
Nuclear Operations	293,438	330,986	579,652	592,125
Technical Services	26,015	27,432	50,470	52,661
Nuclear Energy	44,927	63,185	92,707	126,701
mPower	0	333	278	637
Adjustments and Eliminations	(5,753)	(6,991)	(14,541)	(13,219)

TOTAL	$686,006	$886,136	$1,348,023	$1,691,559

SEGMENT INCOME:
Power Generation	$15,215	$30,535	$25,757	$63,865
Nuclear Operations	58,682	65,737	118,210	120,461
Technical Services	15,078	15,235	29,867	29,414
Nuclear Energy	1,548	7,922	2,071	10,180
mPower	(31,933)	(1,104)	(58,642)	(28,051)
SUBTOTAL	58,590	118,325	117,263	195,869
Corporate	(6,002)	(7,387)	(8,377)	(16,295)
Special Charges for Restructuring Activities	(17,470)	(12,232)	(20,128)	(20,655)
TOTAL	$35,118	$98,706	$88,758	$158,919

EQUITY IN INCOME (LOSS) OF INVESTEES:
Power Generation	$434	$5,202	$2,800	$7,309
Nuclear Operations	0	0	0	0
Technical Services	12,749	13,699	25,650	26,532
Nuclear Energy	0	(126)	2	(279)
mPower	0	0	0	0

TOTAL	$13,183	$18,775	$28,452	$33,562

PENSION EXPENSE:
Power Generation	$661	$775	$1,191	$1,490
Nuclear Operations	872	1,133	1,744	2,266
Technical Services	48	72	96	144
Nuclear Energy	1,190	1,076	2,482	2,139
mPower	0	0	0	0
Corporate	487	505	975	1,010

TOTAL	$3,258	$3,561	$6,488	$7,049

DEPRECIATION AND AMORTIZATION:
Power Generation	$5,740	$4,945	$11,307	$10,799
Nuclear Operations	7,299	6,724	13,657	13,413
Technical Services	0	48	1	96
Nuclear Energy	1,560	1,617	3,354	3,184
mPower	262	121	449	243
Corporate	3,179	3,043	6,285	6,121

TOTAL	$18,040	$16,498	$35,053	$33,856

RESEARCH AND DEVELOPMENT, NET:
Power Generation	$4,282	$5,872	$8,293	$11,543
Nuclear Operations	1	13	5	13
Technical Services	6	13	18	39
Nuclear Energy	415	1,029	910	2,200
mPower	26,214	(6,090)	45,688	15,388

TOTAL	$30,918	$837	$54,914	$29,183

CAPITAL EXPENDITURES:
Power Generation	$2,913	$6,091	$6,098	$11,850
Nuclear Operations	8,819	5,696	17,109	13,412
Technical Services	0	0	0	0
Nuclear Energy	2,095	1,556	8,237	2,978
mPower	392	478	1,884	1,414
Corporate	2,389	813	4,494	3,779

TOTAL	$16,608	$14,634	$37,822	$33,433

BACKLOG:
Power Generation	$2,214,729	$2,320,515	$2,214,729	$2,320,515
Nuclear Operations	2,578,591	2,831,270	2,578,591	2,831,270
Technical Services	12,246	8,856	12,246	8,856
Nuclear Energy	192,452	202,723	192,452	202,723
mPower	1,392	2,564	1,392	2,564

TOTAL	$4,999,410	$5,365,928	$4,999,410	$5,365,928

BOOKINGS:
Power Generation	$471,940	$489,198	$691,279	$771,637
Nuclear Operations	20,564	229,395	784,008	436,714
Technical Services	36,897	23,864	57,632	53,065
Nuclear Energy	61,989	23,771	138,026	48,128
mPower	0	59	0	0

TOTAL	$591,390	$766,287	$1,670,945	$1,309,544

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Jenny L. Apker, Vice President, Treasurer and Investor Relations, 704-625-4944
investors@babcock.com
or
Media Contact:
Aimee Mills, Media Relations Lead, 980-365-4583
aemills@babcock.com